As filed with the Securities and Exchange Commission on May 6, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

KLA-TENCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	04-2564110
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Technology Drive

Milpitas, California 95035

(Address, including zip code, of principal executive offices)

Amended and Restated 1997 Employee Stock Purchase Plan

(Full title of the Plan)

Brian M. Martin

Senior Vice President and General Counsel

KLA-Tencor Corporation

One Technology Drive

Milpitas, California 95035

(408) 875-3000

(Name, address including zip code, and telephone number,

including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, as accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value, to be issued under the Amended and Restated 1997 Employee Stock Purchase Plan	1,000,000	$ 26.73(2)	$26,730,000	$1,491.54

(1)	Amount of securities to be registered computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, (the “Securities Act”) as the maximum number of additional shares of the Registrant’s Common Stock issuable under the plan covered by this Registration Statement. Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plan covered by this Registration Statement with respect to the shares registered hereby by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Calculated under Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of 95% of the average of the high and low selling prices per share of the Registrant’s Common Stock on May 4, 2009 as reported by the NASDAQ Global Select Market.

INCORPORATION OF DOCUMENTS BY REFERENCE TO PRIOR REGISTRATION STATEMENT

This Registration Statement is filed for the purpose of registering 1,000,000 additional shares of Common Stock, $0.01 par value, of KLA-Tencor Corporation (the “Registrant”) for use in connection with the Registrant’s 1997 Amended and Restated Employee Stock Purchase Plan (the “Plan”). A Registration Statement on Form S-8 (No. 333-152864) that was filed with the Securities and Exchange Commission on August 7, 2008 (the “Prior Registration Statement”) relating to the Plan is effective. Accordingly, in accordance with General Instruction E to Form S-8, the Registrant hereby incorporates by reference herein the contents of the Prior Registration Statement.

PART II

Information Required in the Registration Statement

Item 8.	Exhibits

Exhibit Number	Exhibit

4.1(1)	Amended and Restated Certificate of Incorporation.

4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

4.3(3)	Amended and Restated Bylaws of the Registrant.

4.4(4)	Amended and Restated Rights Agreement dated as of April 25, 1996, between the Registrant and The First National Bank of Boston, as Rights Agent. This agreement includes the Form of Right Certificate as Exhibit A thereto and the Summary of Terms of Rights as Exhibit B thereto.

5.1	Opinion of Brian M. Martin, Esq.

10.1(5)	Amended and Restated 1997 Employee Stock Purchase Plan.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Brian M. Martin, Esq. (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (Commission File No. 000-09992).

(2)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000 (Commission File No. 000-09992).

(3)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 19, 2009 (Commission File No. 000-09992).

(4)	Incorporated by reference to Exhibit 1 of the Registrant’s report on Form 8-A/A Amendment No. 2 to the Registration Statement on Form 8-A filed with the SEC on September 24, 1996 (Commission File No. 000-09992).

(5)	Incorporated by reference to Exhibit 10.52 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 30, 2009 (Commission File No. 000-09992).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 6th day of May, 2009.

KLA-TENCOR CORPORATION

By:	/s/ BRIAN M. MARTIN
	Name:	Brian M. Martin
	Title:	Senior Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of KLA-Tencor Corporation, a Delaware corporation, do hereby constitute and appoint Mark P. Dentinger and Brian M. Martin or any one of them, the lawful attorney-in-fact and agent, each with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD P. WALLACE Richard P. Wallace	President and Chief Executive Officer and Director (principal executive officer)	May 6, 2009

/s/ MARK P. DENTINGER Mark P. Dentinger	Executive Vice President and Chief Financial Officer (principal financial officer)	May 6, 2009

/s/ VIRENDRA A. KIRLOSKAR Virendra A. Kirloskar	Chief Accounting Officer (principal accounting officer)	May 6, 2009

/s/ EDWARD W. BARNHOLT Edward W. Barnholt	Chairman of the Board and Director	May 6, 2009

/s/ ROBERT P. AKINS Robert P. Akins	Director	May 6, 2009

/s/ ROBERT T. BOND Robert T. Bond	Director	May 6, 2009

/s/ ROBERT M. CALDERONI Robert M. Calderoni	Director	May 6, 2009

/s/ JOHN T. DICKSON John T. Dickson	Director	May 6, 2009

/s/ STEPHEN P. KAUFMAN Stephen P. Kaufman	Director	May 6, 2009

/s/ KEVIN J. KENNEDY Kevin J. Kennedy	Director	May 6, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1(1)	Amended and Restated Certificate of Incorporation.

4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

4.3(3)	Amended and Restated Bylaws of the Registrant.

4.4(4)	Amended and Restated Rights Agreement dated as of April 25, 1996, between the Registrant and The First National Bank of Boston, as Rights Agent. This agreement includes the Form of Right Certificate as Exhibit A thereto and the Summary of Terms of Rights as Exhibit B thereto.

5.1	Opinion of Brian M. Martin, Esq.

10.1(5)	Amended and Restated 1997 Employee Stock Purchase Plan.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Brian M. Martin, Esq. (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (Commission File No. 000-09992).

(2)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000 (Commission File No. 000-09992).

(3)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 19, 2009 (Commission File No. 000-09992).

(4)	Incorporated by reference to Exhibit 1 of the Registrant’s report on Form 8-A/A Amendment No. 2 to the Registration Statement on Form 8-A filed with the SEC on September 24, 1996 (Commission File No. 000-09992).

(5)	Incorporated by reference to Exhibit 10.52 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 30, 2009 (Commission File No. 000-09992).